Exhibit 99.2

Boston Scientific Announces Completion of €3.0 Billion Offering of Senior Notes

MARLBOROUGH, Mass., March 8, 2022 /PRNewswire/ -- Boston Scientific Corporation (NYSE: BSX) (the “Company”) today announced that American Medical Systems Europe B.V., its wholly owned finance subsidiary, has completed a public offering of €1,000,000,000 aggregate principal amount of 0.750% notes due 2025, €750,000,000 aggregate principal amount of 1.375% notes due 2028, €750,000,000 aggregate principal amount of 1.625% notes due 2031 and €500,000,000 aggregate principal amount of 1.875% notes due 2034 (collectively, the “Notes”). The Notes are fully and unconditionally guaranteed by the Company. Application has been made for the Notes to be admitted to the Official List of the Irish Stock Exchange plc trading as Euronext Dublin and to trading on the Global Exchange Market thereof.

The Company intends to use the net proceeds from the offering of the Notes, together with short-term borrowings and cash on hand, to (i) fund the previously announced tender offer for up to $2.5 billion in aggregate principal amount of certain series of the Company’s senior notes (the “Tender Offer”), (ii) fund the redemption of its 3.375% Senior Notes due 2022 (“2022 notes”), 4.125% Senior Notes due 2023 (“2023 notes”) and 3.850% Senior Notes due 2025 (“2025 notes”) to the extent such notes are not purchased in the Tender Offer and the Company elects to redeem such notes (the “Redemption”) and (iii) pay accrued and unpaid interest, premiums, fees and expenses in connection with the Tender Offer and the Redemption. The Company intends to use any remaining proceeds for repayment of other indebtedness and general corporate purposes.

This press release shall not constitute a notice of redemption for the 2022 notes, the 2023 notes or the 2025 notes.

About Boston Scientific

Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding the intended use of proceeds.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: the impact of the ongoing COVID-19 pandemic on our operations and financial results; future U.S. and global economic, political, competitive, reimbursement and regulatory conditions, including as a result of the ongoing conflict between Russia and Ukraine and related sanctions and export restrictions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; labor shortages and increases in labor costs; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; our ability to achieve environmental, social and governance goals and commitments; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict, including those that have emerged or have increased in significance or likelihood as a result of the COVID-19 pandemic. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Lauren Tengler
	508-683-6585 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

2